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EXHIBIT 5.1

               [LETTERHEAD OF HOGE CARTER HOLMES PLLC]



                          August 30, 2001


Board of Directors
Donar Enterprises, Inc.
Philadelphia, PA

Re:   Donar Enterprises, Inc.
      Registration Statement on Form SB-2

Gentlemen:

      We have been retained by Donar Enterprises, Inc. (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that we render our opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and non-assessable.

      In connection with the request, we have examined the following:

            1. Articles of Incorporation of the Company;
            2. Bylaws of the Company;
            3. The Registration Statement; and
            4. Unanimous consent resolutions of the Company's Board
               of Directors.

      We have examined such other corporate records and documents and have made such other examinations, as we have deemed relevant.

      Based on the above examination, we are of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of Delaware.

      We consent to our name being used in the Registration
Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

                                          Sincerely,

                                          HOGE CARTER HOLMES PLLC


                                          /s/  Steven B. Holmes
                                          ------------------------
                                          Steven B. Holmes

SBH

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